UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 23, 2018 (May 21, 2018)

Exact name of registrant as specified in its charter	State or other jurisdiction of incorporation or organization	Commission File Number	I.R.S. Employer Identification No.

Windstream Holdings, Inc.	Delaware	001-32422	46-2847717

4001 Rodney Parham Road
Little Rock, Arkansas		72212
(Address of principal executive offices)		(Zip Code)

	(501) 748-7000
(Registrants’ telephone number, including area code)

	N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As noted in Item 5.07 below, at the 2018 Annual Meeting of Stockholders (the “2018 Annual Meeting”) of Windstream Holdings, Inc. (the “Company”), the Company’s stockholders approved (i) an extension of the Company’s 2006 Equity Incentive Plan (the “Equity Plan”) through February 6, 2023 and (ii) an increase in the maximum number of shares authorized for issuance under the Equity Plan by 9,600,000 shares (or, on a post-reverse stock split basis, an increase of 1,920,000 shares, as noted in Item 5.03 and 5.07 below). A summary of the material terms of the Equity Plan, as amended and restated, is set forth on pages 64 through 72 of the Company’s Definitive Proxy Statement on Schedule 14A for the 2018 Annual Meeting, which was filed with the Securities and Exchange Commission (the “Commission”) on April 10, 2018 (the “Proxy Statement”), as supplemented by the Company’s Definitive Additional Materials on Schedule 14A filed with the Commission on April 10, 2018, and is incorporated herein by reference. That summary, as supplemented, and the foregoing description of the Equity Plan are qualified in their entirety by reference to the text of the Equity Plan, as amended and restated, which is incorporated herein by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed with the Commission on May 4, 2018.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 23, 2018, the Company filed a Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, which will become effective at 5:00 p.m. Eastern time on Friday, May 25, 2018. The Certificate of Amendment effected the previously approved reverse stock split of the Company’s outstanding common stock at a ratio of one-for-five (the “Reverse Stock Split”).

As a result of the amendment to the Company’s Amended and Restated Certificate of Incorporation, the Company’s authorized share capital was reduced to 81,666,667 shares, consisting of 6,666,667 shares of preferred stock, par value $.0001 per share, and 75,000,000 shares of common stock, par value $.0001 per share. As a result of the Reverse Stock Split, the number of issued and outstanding shares of common stock of the Company was reduced to approximately 40,928,334. The new CUSIP number for the Company’s common stock is 97382A309.

A copy of the Certificate of Amendment as filed with the Secretary of State of the State of Delaware is filed as Exhibit 3.1 to this report and is hereby incorporated by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2018 Annual Meeting was held virtually on May 21, 2018 at 10:00 a.m. (central time) at www.virtualshareholdermeeting.com/WIN18. During the 2018 Annual Meeting, the Company’s stockholders voted on nine proposals. The proposals are described in the Proxy Statement. The voting results for each of the proposals are as follows.

1. The stockholders elected nine persons nominated to serve as a director of the Company set forth in the Proxy Statement, with the following voting results:
Name	Votes For	Votes Against	Votes For as a % of Votes Cast
Samuel E. Beall, III	120,119,649	6,842,665	94.61%
Jeannie Diefenderfer	120,596,018	6,398,704	94.96%
Jeffrey T. Hinson	119,157,291	7,875,869	93.80%
William G. LaPerch	119,291,651	7,735,002	93.91%
Dr. Julie A. Shimer	120,744,684	6,353,526	95.00%
Michael G. Stoltz	118,791,274	8,200,249	93.54%
Tony Thomas	118,400,624	9,489,358	92.58%
Walter L. Turek	119,179,363	7,760,834	93.88%
Alan L. Wells	120,856,787	6,095,702	95.19%

In addition to the votes for and against each nominee, the table below reports the number of shares that abstained from voting for each of the nominees, respectively:

Name	Votes Abstained
Samuel E. Beall, III	4,013,816
Jeannie Diefenderfer	3,981,408
Jeffrey T. Hinson	3,942,970
William G. LaPerch	3,949,477
Dr. Julie A. Shimer	3,877,920
Michael G. Stoltz	3,984,607
Tony Thomas	3,086,148
Walter L. Turek	4,035,933
Alan L. Wells	4,023,641

The Company’s Bylaws require that each director nominee be elected by the affirmative vote of a majority of the votes cast for his or her election. The above reported abstentions, while counted for quorum purposes, had no effect on the outcome of the election of directors because they are not considered votes cast under this voting standard.

2. The stockholders voted upon and approved a non-binding advisory resolution on executive compensation, with the following voting results:
Votes For	Votes Against	Votes For as a % of Votes Cast
115,146,619	12,902,335	89.92%

2,927,176 shares abstained from voting on this proposal. Approval of this item required a majority of votes cast, and these abstentions, while counted for quorum purposes, had no effect on the outcome of this proposal because they are not considered votes cast under this voting standard.

3. The stockholders voted upon and approved an amendment to the Company’s Amended and Restated Certificate of Incorporation (i) to effect a reclassification (reverse stock split) of the Company’s common stock, whereby each outstanding five (5) shares of common stock would be combined into and become one (1) share of common stock and (ii) to decrease the number of authorized shares of the Company’s common stock proportionately from 375,000,000 shares to 75,000,000 shares and to decrease the number of authorized shares of the Company’s preferred stock proportionately from 33,333,333 shares to 6,666,667 shares, with the following vote results:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes	Votes For as a % of Outstanding
112,954,126	16,856,668	1,165,336	61,829,760	55.19%

For the amendment to pass, the affirmative vote of a majority of the Company’s outstanding shares was required.

4. The stockholders voted upon and approved amendments to (i) extend the term of the Equity Plan through February 6, 2023, and (ii) increase the maximum number of shares authorized for issuance or delivery under the Equity Plan from 24,266,666 to 33,866,666 shares (or from 4,853,333 to 6,773,334 shares on a post-reverse stock split basis), with the following voting results:

Votes For	Votes Against	Votes For as a % of Votes Cast
108,407,234	19,944,921	84.46%

2,623,975 shares abstained from voting on this proposal. Approval of this item required a majority of votes cast, and these abstentions, while counted for quorum purposes, had no effect on the outcome of this proposal because they are not considered votes cast under this voting standard.

5. The stockholders voted upon and approved an amendment to extend the term of the Company’s Rights Plan by three years.
Votes For	Votes Against	Votes For as a % of Votes Cast
115,744,250	13,228,215	89.74%

2,003,665 shares abstained from voting on this proposal. Approval of this item required a majority of votes cast, and these abstentions, while counted for quorum purposes, had no effect on the outcome of this proposal because they are not considered votes cast under this voting standard.

6. The stockholders voted upon and rejected amendments to the Company’s Amended and Restated Certificate of Incorporation and Third Amended and Restated Bylaws to enable stockholders holding 20% or more of our outstanding common stock to call a special meeting under certain circumstances.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes	Votes For as a % of Outstanding
125,343,333	3,974,403	1,658,394	61,829,760	61.25%

For the amendments to pass, the affirmative vote of two-thirds of the Company’s outstanding shares was required.

7. The stockholders voted upon and rejected amendments to the Company’s Amended and Restated Certificate of Incorporation and Third Amended and Restated Bylaws to (i) eliminate the super-majority voting provisions and (ii) lower the voting standard for amendments of the Company’s Third Amended and Restated Bylaws generally from the affirmative vote of a majority of the Company’s outstanding common stock to a majority of the votes cast.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes	Votes For as a % of Outstanding
120,095,811	8,951,382	1,928,937	61,829,760	58.68%

For the amendments to pass, the affirmative vote of two-thirds of the Company’s outstanding shares was required.

8. The stockholders voted upon and ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accountant for 2018, with the following voting results:
Votes For	Votes Against	Votes For as a % of Votes Cast
181,961,816	6,534,590	96.53%

4,309,484 shares abstained from voting on this proposal. However, approval of this item required a majority of votes cast, and these abstentions, while counted for quorum purposes, had no effect on the outcome of this proposal because they are not considered votes cast under this voting standard.

9. The stockholders voted upon and rejected an amendment to the Company’s Amended and Restated Certificate of Incorporation to permit action by written consent by shareholders entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting.

Votes For	Votes Against	Votes For as a % of Votes Cast
60,163,424	67,523,135	47.11%

3,289,571 shares abstained from voting on this proposal. Approval of this item required a majority of votes cast, and these abstentions, while counted for quorum purposes, had no effect on the outcome of this proposal because they are not considered votes cast under this voting standard.

Broker Non-Votes: There were 61,829,760 broker non-votes reported for each of the proposals presented at the 2018 Annual Meeting, except Proposal No. 8 (ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accountant). While counted for quorum purposes, these broker non-votes had no effect on the outcome of Proposals No. 1, 2, 4, 5 and 9 because broker non-votes are not considered votes cast under the Company’s majority of votes cast approval standard applicable to those proposals. Under the approval standards applicable to Proposals No. 3, 6, and 7, the broker non-votes are considered votes cast and thus were treated as votes against each of those proposals. Proposal No. 8 was considered a routine matter upon which brokers and other nominees could vote uninstructed shares under applicable rules, and therefore no broker non-votes existed in connection with Proposal No. 8.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1
Certificate of Amendment to Windstream Holdings, Inc.’s Amended and Restated Certificate of Incorporation, filed with the Secretary of State of the State of Delaware on May 23, 2018 and effective on May 25, 2018.

10.1
Amended and Restated 2006 Equity Incentive Plan of Windstream Holdings, Inc. (previously filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed with the Commission on May 4, 2018, Commission File No. 001-32422, and incorporated herein by reference).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

WINDSTREAM HOLDINGS, INC.

By:	/s/ Kristi M. Moody
Name:	Kristi M. Moody
Title:	Senior Vice President - General Counsel & Corporate Secretary

May 23, 2018